Exhibit 10.17

FORM OF

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is dated as of this [    ] day of [                    ], 2007, by and between VMware, Inc. a Delaware corporation (“Buyer”), and EMC Corporation, a Massachusetts corporation (“Seller”).

RECITALS

WHEREAS, Seller is the beneficial owner of all the membership interests (“Membership Interests”) of 3401 Hillview Avenue LLC, a Delaware limited liability company (the “Company”); and

WHEREAS, Seller desires to sell, transfer and deliver, and Buyer desires to purchase and acquire, all of Seller’s right, title and interest in and to the Membership Interests for the consideration and upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein the parties hereby agree as follows:

Article 1. Purchase and Sale of Membership Interests.

1.1 Agreement to Purchase and Sell. Upon the terms and subject to the conditions set forth in this Agreement and upon the representations and warranties made herein by each of the parties to the other, on the [Closing Date], Seller shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller the Membership Interests and all of Seller’s right, title and interest in and to the Company.

The aggregate purchase price for the Membership Interests shall be an amount (the “Purchase Price”) equal to $ [__] in U.S. dollars which Buyer shall pay on the Closing Date.

1.2 Closing;

(a) On the Closing Date, Seller shall deliver to Buyer the following document, duly executed and acknowledged by Seller, as appropriate:

(i) an Assignment and Assumption of Membership Interests the “Assignment and Assumption”) in the form of Exhibit A attached hereto; and

(b) On the Closing Date, Buyer shall deliver to Seller the following:

(i) the Purchase Price; and

(ii) the Assignment and Assumption.

Article 2. Closing Costs; Prorations.

2.1 Closing Costs. Buyer shall be responsible for (i) one-hundred percent (100%) of the cost of any applicable state, city, local or county real property transfer, conveyance, sales, use, recordation or other similar taxes or impositions relating to the transfer or conveyance of the Membership Interests from Seller to Buyer and (ii) one-hundred percent (100%) of all costs related to the recordation or filing of any documents or instruments in connection with the transfer or conveyance of the Membership Interests from Seller to Buyer. Except as otherwise specifically provided in this Agreement and/or the Master Transaction Agreement, each party shall bear its own costs in performing its obligations under this Agreement including, without limitation, its own attorneys’ fees.

2.2 Prorations. The items set forth in Section 2.2(a) and (b) below are to be prorated or adjusted as of 11:59 p.m., Eastern Standard Time, on the day immediately prior to the Closing Date (the “Proration Date”), with Seller deemed in possession of the Membership Interests, and therefore entitled to receive any income therefrom which has been distributed on or prior to the Proration Date, and obligated to pay the expenses thereof, on or prior to the Proration Date, and Buyer entitled to any income therefrom which shall be distributed after the Proration Date and responsible for the expenses of the Membership Interests after the Proration Date.

(a) Buyer shall be responsible for all taxes levied or assessed against the Membership Interests in respect of income distributed after the Proration Date, whether accruing on, prior to or after the Proration Date, and Seller shall be responsible for all taxes levied or assessed against the Membership Interests in respect of income distributed on or prior to the Proration Date. Seller shall cooperate with Buyer, without making any representations or warranties, in connection with the transfer or assignment to Buyer of any tax credits or abatements, if any, applicable to the Membership Interests, subject to the next sentence of this Section. In addition, (A) Seller shall be entitled to receive all tax credits, abatements or refunds, if any, applicable to the Membership Interests for tax years occurring on or prior to the tax year in which the Proration Date occurs and (B) Buyer shall be entitled to receive all tax credits, abatements or refunds, if any, applicable to the Membership Interests for tax years occurring after the tax year in which the Proration Date occurs. Buyer will give Seller prompt notice of any communication from any taxing authority regarding income taxes affecting 3401 Hillview Avenue LLC prior to the Proration Date.

(b) All prorations and Closing adjustments shall be made on the basis of a 365-day calendar year. All such prorations and adjustments shall be subject to post-Closing adjustments as necessary to reflect later relevant information not available at Closing and to correct any errors made at Closing with respect to such apportionments, and the party receiving more than it was entitled to hereunder shall reimburse the other party in the amount of such overpayment within thirty (30) days after receiving written demand therefor. Notwithstanding the foregoing, such apportionments shall be deemed final and not subject to further post-Closing adjustment if no such adjustments have been requested within one (1) year after the Closing Date.

(c) The obligations of the parties under this Section 2.2 shall survive the Closing Date.

Article 3. Seller Representations. Seller represents and warrants the following as of the date of this Agreement and as of the Closing Date:

3.1 Seller is the sole owner and holder of the Membership Interests and of all legal and beneficial rights to the Membership Interests, free and clear of any liens, encumbrances, options, charges, claims, restrictions, pledges, calls, commitments, or rights of others (collectively, “Liens”);

3.2 the Limited Liability Company Agreement of 3401 Hillview Avenue LLC dated January 20, 2005, by Seller with respect to the Company constitutes the entire agreement regarding the formation, organization, ownership, management, and control of the Company, and there exist no other agreements, undertakings, or commitments with respect thereto;

3.3 the Company is the sole owner and holder of the entire, undivided right, title, and interest of the lessee under the Ground Lease (the “Ground Lease”) dated February 2, 2006, by The Board of Trustees of the Leland Stanford Junior University, as lessor, and the Company, as lessee, and of all legal and beneficial rights of the lessee thereunder; and

3.4 the Company owns no assets and is subject to no liabilities, other than the Ground Lease.

Article 4. Indemnification.

(a) From and after the Closing Date, Seller shall defend, indemnify and hold harmless Buyer, its subsidiaries and affiliates and each of Buyer’s, its subsidiaries’ and affiliates’ respective officers, directors, employees and agents (the “Buyer Indemnified Parties”) from and against any and all costs, expenses, losses, damages and liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) incurred by such Buyer Indemnified Party arising (1) from any claim by any third party other than any Buyer Indemnified Party arising in respect of the Membership Interests in connection with any matter arising prior to the Closing Date or (2) from any breach of any representation or warranty made by Seller and set forth in this Agreement as of the date made or as of the Closing Date. Notwithstanding anything in this Agreement to the contrary, in no event shall Seller be liable for (i) punitive, consequential, incidental, indirect or special damages of any kind or nature, or any diminution in value, regardless of the form of action through which such damages are sought except to the extent payable by a Buyer Indemnified Party to a third party in connection with a claim for such damages brought by such third party and with respect to which claim Seller is otherwise obligated to indemnify such Buyer Indemnified Party pursuant to this Section 4(a) or (ii) any Losses incurred by such Buyer Indemnified Party as a result of a breach by Buyer of a representation or warranty made by Buyer in this Agreement.

(b) From and after the Closing Date, Buyer shall defend, indemnify and hold harmless Seller, its subsidiaries and affiliates and each of Seller’s, its subsidiaries’ and affiliates’ respective officers, directors, employees and agents (the “Seller Indemnified Parties”) from and against any and all costs, expenses, losses, damages and liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) incurred by such Seller Indemnified Party arising (1) from any claim by any third party other than any Seller Indemnified Party arising in respect of the Membership Interests in connection with any matter arising on or after the Closing Date or (2) from any breach of any representation or warranty made by Buyer and set forth in this Agreement as of the date made or as of the Closing Date. Notwithstanding anything in this Agreement to the contrary, in no event shall Buyer be liable for (i) punitive, consequential, incidental, indirect or special damages of any kind or nature, or any diminution in value, regardless of the form of action through which such damages are sought except to the extent payable by a Seller Indemnified Party to a third party in connection with a claim for such damages brought by such third party and with respect to which claim Buyer is otherwise obligated to indemnify such Seller Indemnified Party pursuant to this Section 4(b) or (ii) any Losses incurred by such Seller Indemnified Party as a result of a breach by Seller of a representation or warranty made by Seller in this Agreement.

(c)(i) Promptly after receipt by the party seeking indemnification (the “Indemnified Party”) from a third party of notice of any action, suit, proceeding, claim, demand or assessment against such Indemnified Party which might give rise to a claim for Losses under this Article 4 (a “Third Party Claim”), such Indemnified Party shall give written notice thereof to the party from which indemnification is sought (the “Indemnifying Party”) indicating the nature of such claim and the basis therefor; provided, however, that failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. The Indemnifying Party shall have the right, at its option, to assume the defense of any Third Party Claim, at its own expense and by its own counsel. If the Indemnifying Party shall, in accordance with the preceding sentence, undertake to defend any such asserted liability, the Indemnifying Party shall promptly notify the Indemnified Party of its intention to do so, and such Indemnified Party shall agree to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability; provided, however, that the Indemnifying Party’s counsel shall be reasonably satisfactory to such Indemnified Party and the Indemnifying Party shall not settle any such asserted liability without the written consent of such Indemnified Party (which consent will not be unreasonably withheld); provided, further, however, that the immediately preceding proviso shall not apply in the case of any settlement that unconditionally releases such Indemnified Party completely in connection with such matter and that provides relief consisting solely of money damages borne by the Indemnifying Party.

(d) The remedies provided in this Article 4 shall be deemed the sole and exclusive remedies of the parties, from and after the Closing Date, with respect to any and all claims out of or in connection with this Agreement and the transactions contemplated hereby.

(e) The provisions of this Article 4 shall survive the Closing Date.

Article 5. Miscellaneous.

5.1 Notice. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served only if in writing and delivered personally; sent by certified or registered first class mail, return receipt requested, postage prepaid; or delivered by recognized overnight courier by proof of signature to the following address:

If to Seller:

EMC Corporation

176 South Street

Hopkinton, MA, 01748

Attn: Office of the General Counsel

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Beacon Street

Boston, MA 02108-3194

Attn:

If to Buyer:

VMware, Inc.

3401 Hillview Drive

Palo Alto, CA 94304

Attn: Legal Department

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All notices shall be deemed received on the date of delivery or, if mailed, three (3) business days after the date appearing on the return receipt therefor.

5.2 Binding Effect; Benefits. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.3 Entire Agreement. Except as otherwise expressly set forth in this Agreement, together with other documents contemplated hereby, constitute the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms. It supersedes all understandings and negotiations concerning the matters specified herein. Any representations, promises, warranties or statements made by either party that differ in any way from the terms of this written Agreement, and other documents contemplated hereby, shall be given no force or effect.

5.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the principles of conflicts of laws.

5.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

5.6 Headings. Headings of the Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

5.7 Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

5.8 Assignability. Neither this Agreement nor any of the parties’ rights hereunder shall be assignable by any party hereto without the prior written consent of the other party hereto.

5.9 Amendment and Modifications. No change, modification, alteration, amendment or agreement to discharge in whole or in part, or waiver of, any of the terms and conditions of this Agreement, shall be binding upon any party, unless the same shall be made by a written instrument signed and executed by the authorized representatives of each party, with the same formality as the execution of this Agreement.

5.10 Arbitration. Any disputes between the parties hereto shall be resolved by arbitration in The City of Boston in accordance with the Commercial Arbitration Rules (Expedited Procedures) of the American Arbitration Association or its successor.

5.11 Further Assurances. The parties agree to (a) furnish promptly after request by the other party such further information and (b) execute and deliver to each other such other documents, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement, provided that in each case such actions are permitted in accordance with applicable law.

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IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.

BUYER:

VMWARE, INC.

By:
Name:
Title:

SELLER:

EMC CORPORATION

By:
Name:
Title:

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS

ASSIGNMENT AND ASSUMPTION

OF MEMBERSHIP INTERESTS

3401 HILLVIEW AVENUE LLC

This ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS, dated as of [                    ], 2007 (this “Assignment”), is by and between EMC CORPORATION (the “Assignor”), and VMWARE, INC. (the “Assignee”).

WHEREAS, the Assignor owns a [            ]% membership interest (the “Transferred Interest”) in 3401 Hillview Avenue LLC (the “Company”);

WHEREAS, the parties have agreed to execute this Assignment pursuant to that certain Purchase and Sale Agreement, dated as of [                    ], 2007, by and between the Assignor and the Assignee;

WHEREAS, the Assignor desires to assign the Transferred Interest to the Assignee effective as of the date of this Assignment; and

WHEREAS, the Assignee desires to accept such assignment.

NOW THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

1. The Assignor hereby unconditionally and irrevocably transfers, assigns, contributes and sets over to the Assignee the Transferred Interest and all of the Assignor’s right, title and interest in and to the Company.

2. The Assignee hereby accepts the Transferred Interest.

3. The Assignee hereby assumes all of the obligations of the Assignor with respect to the Transferred Interest arising from and after the date hereof.

4. This Assignment shall take effect as of the date hereof.

5. This Assignment shall inure to the benefit of and be binding upon the Assignor and the Assignee and their respective successors and assigns.

6. This Assignment shall be construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflict of laws.

7. This Assignment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day and year first written above.

ASSIGNOR:

EMC CORPORATION

By:
Name:
Title:

ASSIGNEE:

VMWARE, INC.

By:
Name:
Title: